UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2011

Vitran Corporation Inc.

(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada		M9C 5L5
(Address of principal executive offices)		(Zip code)

(Registrant’s telephone number, including area code) 416-596-7664

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by Vitran Corporation Inc. (the “Company”) on April 29, 2011 (the “Original 8-K”). The Original 8-K was filed to report on the results of the matters submitted to a vote at the Company’s 2011 Annual Meeting of Shareholders held on April 26, 2011. The purpose of this Amendment No. 1 is to disclose the Company’s decision regarding the frequency of shareholder advisory votes on the compensation of the Company’s named executive officers. No other change has been made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously reported, on April 26, 2011 the Company held an Annual Meeting of Shareholders at which an advisory vote was taken with respect to the frequency of future advisory votes on the compensation of the Company’s named executive officers.

The advisory resolution on the frequency of future advisory votes on executive compensation was voted on at the meeting by the following vote:

1 Year: 7,426,735     2 Years: 130,360     3 Years: 5,770,056     Abstain: 51,271

After consideration of these voting results and other factors, the Board of Directors determined that the Company will hold future advisory votes on executive compensation of the Company’s named executive officers every three years until the next required shareholder advisory vote with respect to the frequency of future votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VITRAN CORPORATION INC.

	By:	/s/ Richard E. Gaetz

Name: Richard E. Gaetz
Date: September 26, 2011	Title: President and Chief Executive Officer